                                                                      EXHIBIT 11

                            FUQUA ENTERPRISES, INC.
             NUMBER OF SHARES USED IN COMPUTING EARNINGS PER SHARE
                               SEPTEMBER 30, 1995

PRIMARY EARNINGS PER SHARE:


TREASURY STOCK METHOD:

                             NUMBER OF
                              TRADING             TOTAL                TOTAL
MONTH                          DAYS               HIGH                  LOW
-----------------------------------------------------------------------------------------------------------
July                            20            $  422.375            $  416.625
August                          23               531.875               525.875
September                       20               476.875               472.500
                                --            ----------            ----------
                                63            $1,431.125            $1,415.000           $2,846.125
                                ==            ==========            ==========           ==========

AVERAGE:  $2,846.125 divided by 63 divided by 2 =      $22.588



OPTIONS
OUTSTANDING                   SHARES              PRICE               EXTENSION
-----------------------------------------------------------------------------------------------------------
                              47,750             $ 8.500            $  405,875
                              46,250               9.500               439,375
                              10,000              20.375               203,750
                              20,000              20.375               407,500
                               5,000              21.000               105,000
                              15,000              20.625               309,375
                                 500               8.500                 4,250
                             150,000              20.500             3,075,000
                             -------                                ----------
Total                        294,500                                $4,950,125
                             =======                                ==========

-----------------------------------------------------------------------------------------------------------

Average Price (above)                                               $   22.588
                                                                    ----------
Total Extension Divided by Average Price                               219,146
Options Outstanding                                                    294,500
                                                                    ----------
Common Stock Equivalents                                                75,354
Average Shares Outstanding (see page 2)                              3,793,924
                                                                    ----------
Use for Primary Earnings Per Share (3rd quarter)                     3,869,278
                                                                    ----------
Use for Primary Earnings Per Share (1st quarter)                     3,864,957
                                                                    ----------
Use for Primary Earnings Per Share (2nd quarter)                     3,857,212
                                                                    ----------
Use for Primary Earnings Per Share (1st nine months)                 3,863,816
                                                                    ----------
-----------------------------------------------------------------------------------------------------------


                                  -continued-





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

                                                                      EXHIBIT 11



FULLY DILUTED EARNINGS PER SHARE:



AVERAGE NUMBER OF SHARES OUTSTANDING:

BEGINNING                     ENDING             NUMBER                SHARES
DATE                           DATE              OF DAYS             OUTSTANDING           EXTENSION
---------------------------------------------------------------------------------------------------------------------
7-1-95                        7-10-95              10                 3,768,424           37,684,240
7-11-95                       7-31-95              21                 3,772,169           79,215,549
8-1-95                         8-7-95               7                 3,772,169           26,405,183
8-7-95                        8-28-95              21                 3,783,269           79,448,649
8-28-95                       8-31-95               3                 3,813,269           11,439,807
9-1-95                        9-15-95              15                 3,823,269           57,349,035
9-16-95                       9-29-95              14                 3,833,169           53,664,366
9-30-95                       9-30-95               1                 3,834,169            3,834,169
                                                   --                                    -----------
                                                   92                                    349,040,998
                                                   ==                                    ===========
Average Number of Shares Outstanding                                                       3,793,924
                                                                                         ===========

---------------------------------------------------------------------------------------------------------------------
CLOSING PRICE - 9/30/95
                                                                                   $   23.875
                                                                                   ==========

Total option extensions (from page 1) divided by closing price:                       207,335
Options outstanding:                                                                  294,500
                                                                                   ----------
Common stock equivalents:                                                              87,165
Average shares outstanding (from above):                                            3,793,924
                                                                                   ----------
Fully diluted shares:                                                               3,881,089
Less primary shares (from page 1):                                                  3,869,278
                                                                                   ----------
Additional shares                                                                      11,811
                                                                                   ----------
Percentage:                                                                               .31%


(Note:  Less than 3%, no fully diluted presentation required.)





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